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                                                                    EXHIBIT 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report

     Distribution Date of:                                            15-Aug-01
     Determined as of:                                                09-Aug-01
     For Monthly Period Ending:                                       31-Jul-01
     Days in Interest Period (30/360)                                        30
     Days in Interest Period (Act/360)                                       30

     Ending Pool Balance
     -------------------
     Principal                                                 3,438,298,940.30
     Finance Charge                                              120,354,560.85
                                                                 --------------
     Total                                                     3,558,653,501.15

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                        3,438,298,940.30
     Trust EFA                                                             0.00
                                                                           ----
     Receivables + EFA                                         3,438,298,940.30

     Trust Invested Amount                                     3,100,000,000.00
     Trust PFA                                                             0.00
                                                                           ----
     Trust Adjusted Invested Amount                            3,100,000,000.00

     Seller's Participation Amount (with EFA)                    338,298,940.30
     Seller's Participation Amount (w/o EFA)                     338,298,940.30
     Seller's Interest Percentage                                          9.84%

     Required Seller's Interest Percentage                                 5.00%
     Required Seller's Interest                                  171,914,947.02

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                        3,438,298,940.30
     Required Principal Balance                                3,100,000,000.00
                                                               ----------------
     Net Excess/Deficit                                          338,298,940.30

     EFA
     ---
     Beginning Excess Funding Account Balance                              0.00
     Required Excess Funding Account Deposit                               0.00
     Excess Funding Account Withdrawal                                     0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                                61,204,046.88
     Series 1997-1                                               208,093,759.21
     Series 1997-2                                               110,167,284.27

     Delinquent Accounts
     -------------------
     30 - 59 days                  1.78%                          63,228,328.62
     60 - 89 days                  1.22%                          43,539,411.47
     90 days +                     2.21%                          78,776,394.82
     Total 30 days +               5.21%                         185,544,134.91

     Miscellaneous
     -------------
     Gross Credit Losses           8.98%                          26,078,882.09
     Net Credit Losses             8.64%                          25,104,464.85
     Discount Option Receivables                                           0.00
     Discount Percentage                                                   0.00%
     Finance Charges Billed                                       46,610,326.46
     Fees Billed                                                   7,449,121.68
     Interchange                                                   8,406,928.41
     Interest Earned on Collection Account                             3,587.21